Exhibit 10.21

AMENDMENT

TO

GAS PURCHASE AGREEMENT

THIS AMENDMENT to that certain Gas Purchase Agreement, dated May 1, 2009 (the “Agreement”) is made and entered into as of July 1, 2011, by and between MidMar Gas LLC, (successor to Feagan Gathering Company insofar as the Agreement is concerned) (“Buyer”) and Windsor Permian LLC (“Seller”).

Recitals

WHEREAS, Buyer and Seller are parties to the Agreement covering the purchase and sale of gas from wells located on the acreage described in Exhibit “A” to the Agreement.

WHEREAS, in consideration of the mutual benefits derived by the parties hereto Buyer and Seller agree as follows:

Effective August 1, 2011, Article III., Receipt Point(s), Delivery Point(s) and Delivery Pressure, of the Agreement is hereby amended to include the following provision as Section 3.7:

“Seller shall retain title to Seller’s gas and all of its components following delivery of such gas to Buyer at the Receipt Point(s) as defined in Article III herein. Title to the gas, recovered natural gas liquids and residue gas and all other components shall pass and vest in Buyer at (a) the tailgate of Buyer’s plant where Seller’s gas is processed or (b) such other Delivery Point(s) utilized by Buyer from time to time in the sale of gas attributable to Seller.”

Except as herein amended, the Agreement shall remain in full force and effect as previously written.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first written above.

“Buyer”		“Seller”

MidMar Gas LLC		Windsor Permian LLC

By:	/s/ Mike Feagan	By:	/s/ Travis D. Stice
Title:	Vice President	Title:	President & COO